UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2007
Date of Report (Date of earliest event reported)

LINCOLN GOLD CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	0-25827	88-0419475
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 350, 885 Dunsmuir Street
Vancouver, British Columbia Canada	V6C 1N5
(Address of principal executive offices)	(Zip Code)

604-688-7377
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ X ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant

Manning Elliott LLP, Chartered Accountants ("Manning Elliott") have been dismissed as principal independent accountant of Lincoln Gold Corporation (the "Company") effective November 15, 2007. The Company has engaged Davidson & Company LLP, Chartered Accountants as its principal independent accountant effective November 15, 2007. The decision to change principal independent accountants has been approved by the Company’s board of directors.

The report of Manning Elliott dated March 22, 2007 on the consolidated balance sheets of Lincoln Gold Corporation as of December 31, 2006 and 2005, and the related consolidated statements of operations, cash flows and stockholders' equity (deficit) for the years then ended and accumulated from September 25, 2003 (Date of Inception) to December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern.

During the Company’s two most recent fiscal years and any subsequent interim period through to the date of their resignation, there were no disagreements between the Company and Manning Elliott on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Manning Elliott would have caused them to make reference thereto in their reports on the Company’s audited financial statements.

The Company has provided Manning Elliott with a copy of the foregoing disclosures and has requested in writing that Manning Elliott furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Company has received the requested letter from Manning Elliott wherein they have confirmed their agreement to the Company’s disclosures. A copy of Manning Elliott’s letter has been filed as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
16.1	Letter from Manning Elliott LLP, dated November 21, 2007 (1)

(1)	Filed as an exhibit to this current report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN GOLD CORPORATION

By: /s/ PAUL F. SAXTON
DATE: November 21, 2007	PAUL F. SAXTON
President and Chief Executive Officer